SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 28, 2011

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

42745 U.S. Highway 27, Davenport, FL	33837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 419-7750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of CenterState Banks, Inc. (the “Company”) was held on April 28, 2011. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. This current report on Form 8-K discloses the voting results for all matters voted upon at this Annual Meeting.

The following directors were elected to serve until the annual meeting of shareholders in 2012. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast was approximately as follows:

	For	Withheld	Broker non votes
James H. Bingham	21,528,855	246,953	4,325,909
G. Robert Blanchard, Jr.	19,933,363	1,842,445	4,325,909
C. Dennis Carlton	19,941,465	1,834,343	4,325,909
John C. Corbett	21,545,955	229,853	4,325,909
Bryan W. Judge	21,485,786	290,022	4,325,909
Samuel L. Lupfer	18,269,612	3,506,196	4,325,909
Rulon D. Munns	18,261,928	3,513,880	4,325,909
G. Tierso Nunez II	19,936,665	1,839,143	4,325,909
Thomas E. Oakley	19,859,091	1,916,717	4,325,909
Ernest S. Pinner	21,514,806	261,002	4,325,909
J. Thomas Rocker	17,930,846	3,844,962	4,325,909
Gail Gregg-Strimenos	21,443,714	332,094	4,325,909

The second resolution was an advisory non binding vote to approve the compensation paid to the Company’s named executive officers, as discussed pursuant to Item 402 of Regulation S-K, including the compensation discussion and analysis, compensation tables and narrative discussion. The number of votes cast was approximately as follows:

For	15,861,501
Against	4,452,421
Abstain	1,461,886
Broker non votes	4,325,909

The third resolution was a non binding advisory vote on the frequency for holding future advisory votes on the compensation of our named executive officers. The number of votes cast was approximately as follows:

Every third year	9,577,072
Every second year	964,047
Annually	11,071,299
Abstain	163,390
Broker non votes	4,325,909

The fourth and final resolution was to ratify the appointment of Crowe Horwath, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011. The number of votes cast was approximately as follows:

For	25,946,052
Against	48,522
Abstain	107,143

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ James J. Antal
James J. Antal
Senior Vice President and
Chief Financial Officer

Date: May 2, 2011

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